Exhibit 15(a)(XI) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                              RULE 12B-1 AGREEMENT

    This Agreement is made between the Financial Institution executing this Agreement ("Institution") and Federated Securities Corp ("FSC") For the mutual funds (referred to individually as the Fund and collectively as the Funds") for which FSC serves as Distributor of shares of beneficial interest or capital stock ("Shares") and which have adopted a Rule 12b-1 Plan ('Plan") and approved this form of Agreement pursuant to Rule 12b-1 under the Investment Company Act of 1940. In consideration of the mutual covenants hereinafter contained, it as hereby agreed by and between the parties hereto as follows:

    1. FSC hereby appoints Institution to render or cause to be rendered distribution and sales services to the Funds and their shareholders

    2 The services to be provided under Paragraph 1 may include, but are not limited to, the following:

     (a) reviewing the activity in Fund accounts;

     (b) providing training and supervision of its personnel;

     (c) maintaining and distributing current copies of prospectuses and shareholder reports;

     (d) advertising the availability of its services and products;

     (e) providing assistance and review in designing materials to send to customers and potential customers and developing methods of making such materials accessible to customers and potential customers; and
     (f) responding to customers' and potential customers questions about the Funds.

    3. During the term of this Agreement, FSC will pay the Institution fees for each Fund as set forth in a written schedule delivered to the Institution pursuant to this Agreement. FSC's fee schedule for Institution may be changed by FSC sending a new fee schedule to Institution pursuant to Paragraph 12 of this Agreement For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate probation of the fee on the basis of the number of days that the Rule 12b-1 Agreement is in effect during the quarter.

    4. The Institution will not perform or provide any duties which would cause it to be a fiduciary with respect to plans or accounts governed by Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, the Institution understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an discount, is a fiduciary.

    5. The Institution understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving fees or other compensation from funds in which the fiduciary s discretionary ERISA assets are invested, except to the extent permitted by PTE 77-3 and PTE 77-4. To date, the Department of Labor has not issued any exemptive order or Advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fond for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the Fiduciary to substantial penalties.

    6. The Institution agrees not to solicit or cause to be solicited directly, or indirectly at any time in the future any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall so direct or shall have determined that the conduct of a majority of the Board of Directors or Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.
This paragraph 6 will survive the term of this Agreement.

    7. With respect to each Fund, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Directors or Trustees of the Fund, including a majority of the members of the Board of Directors or Trustees of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Fund's Plan or in any related documents to the Plan ("Disinterested Directors or Trustees") cast in person at a meeting called for that purpose.

    8. Notwithstanding paragraph 7, this Agreement may be terminated as follows:

     (a) at any time without the payment of any penalty, by the vote of a majority of the Disinterested Directors or Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;
     (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940 or upon the termination of the "Distributor's Contract" between the Fund and FSC; and

     (c) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

    9. The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.

    10. The Institution agrees to use its reasonable efforts to obtain any taxpayer identification number certification from its customers required under
Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide FSC or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

    11. This Agreement supersedes any prior service agreements between the parties for the Funds.

    12. This Agreement may be amended by FSC from time to time by the following procedure. FSC will mail a copy of the amendment to the Institution's address, as shown below. If the Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Institution's objection must be in writing and be received by FSC within each thirty days.

    13. This Agreement shell be construed in accordance with the Laws of the Commonwealth of Pennsylvania.
                                       (Institution)

                                       Address

                                       City         State     Zip Code

Dated: , 1995
                                       By:

                                      Authorized Signature


                                      Title

                                      Print Name of Authorized Signature

                                      FEDERATED SECURITIES CORP.
                                      Federated Investors Tower
                                      Pittsburgh. Pennsylvania 15222-3779

                                      By:

                                      James F. Getz, President

                                 BLANCHARD FUNDS

                                    EXHIBIT A
                               to 12b-1 Agreement
                     with Federated Securities Corp. ("FSC")


Portfolios


    FSC will pay Institution fees for the following portfolios (the "Funds") effective as of the dates set forth below:


                     Name                            Date



                      Blanchard Global Growth Fund , 1995

                 Blanchard Short-Term Global Income Fund , 1995

                     Blanchard American Equity Fund , 1995

                     Blanchard Flexible Income Fund , 1995

                     Blanchard Short-Term Bond Fund , 1995

                  Blanchard Flexible Tax-Free Bond Fund , 1995

                Blanchard Worldwide Emerging Markets Fund , 1995

                     Blanchard Growth & Income Fund , 1995

                      Blanchard Capital Growth Fund , 1995
Administrative Fees

    1. During the term of this Agreement, FSC will pay Institution a quarterly fee in respect of each Fund. This fee will be computed at the annual rate of 0.25% of the average daily net asset value of Shares of Blanchard Short-Term Global Income Fund, Blanchard Flexible Income Fund, Blanchard Short-Term Bond Fund and Blanchard Flexible Tax-Free Bond Fund, .50 of 1% of the average aggregate net asset value of Shares of value of the shares of Blanchard
Worldwide Emerging Markets Fund, Blanchard American Equity Fund, Blanchard Growth & Income Fund and Blanchard Capital Growth Fund, and .75% of 1% of the average aggregate net asset value of Shares of Blanchard Global Growth Fund, held during the quarter in accounts for which the Institution provides services under this Agreement, so long as the average net asset value of Shares in each Fund during the quarter equals or exceeds such minimum amount as FSC shall from time to time determine and communicate in writing to the Institution.

    2. For the quarterly period in which the Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the